News Release

For more information contact:
Dennis J. Zember Jr.
Executive Vice President & CFO
(229) 890-1111

AMERIS BANCORP REPORTS RESULTS
FOR THIRD QUARTER OF 2008

October 21, 2008

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, reported net income of $366,000, or $0.03 per share, for the quarter ended September 30, 2008, compared to net income for the same quarter in 2007 of $3.6 million, or $0.26 per share.  Net income for the year-to-date period totaled $6.5 million, or $0.48 per share, compared to $14.0 million, or $1.02 per share for the same period in 2007.  Unusually high levels of loan loss provision have been required as several of the Company’s markets have been adversely affected by increasingly negative economic trends.

Provision for Loan Losses and Credit Quality
The Company’s provision for loan losses during the third quarter amounted to $8.2 million, an increase of $5.2 million over the $3.0 million recorded in the third quarter of 2007.  Similarly, provision for loan losses for the year-to-date period increased $10.7 million to $15.1 million for the first nine months of 2008, compared to 2007.

Non-performing assets increased during the current quarter to 2.52% of total loans, compared to 2.09% for the second quarter of 2008 and 1.57% at December 31, 2007.  Net charge-offs on loans during the third quarter of 2008 increased to $6.7 million, compared to $3.2 million in the second quarter of 2008 and $1.6 million in the same quarter of 2007.

The Company’s credit quality has declined as real estate activity and valuations continue to fall.  Construction and development loans account for approximately 61% and 59% of the net charge-offs in the current quarter and year-to-date periods ended September 30, 2008, respectively.  In addition to losses in the construction and development portfolio, residential real estate loans account for approximately14% and 19% of the net charge-offs in the current quarter and year-to-date periods ended September 30, 2008, respectively.  Construction and development loans account for approximately 21.1% and 24.7% of total loans for the period ended September 30, 2008 and September 30, 2007, respectively, while residential real estate loans account for approximately 20.3% and 19.2% of total loans during that same time period.

Trends in Net Interest Income and Net Interest Margin
Total net interest income of $19.2 million for the third quarter of 2008 represented only a slight increase over the $19.1 million recorded in the third quarter of 2007.  Similarly, the year-to-date period reflected small increases in total net interest income, increasing 1.5% to $56.7 million.  Lower levels of growth in net interest income were the result of modest levels of loan growth combined with declining overall margins.

The Company’s net interest margin declined in the current quarter to 3.87%, compared to 4.03% in the same quarter in 2007.  For the year-to-date period ended September 30, 2008, the Company reported a decline in the net interest margin to 3.92% from 4.05% in the same period in 2007. Increases in non-performing assets of $21.2 million from September 30, 2007, to September 30, 2008, accounted for 44% of the decline in net interest margin.

Yields on earning assets declined to 6.38% in the current quarter, from 7.87% in the same quarter in 2007.  This decline in overall yields resulted primarily from changes in loan yields, which fell from 8.48% during the third quarter of 2007 to 6.67% during the third quarter of 2008.  Decreases in interest income on loans were partially offset by increases in investment securities, the yields on which increased to 5.06% for the third quarter of 2008, compared to 4.96% in the third quarter of 2007.

Funding costs also offset some of the declines in earning asset yields.  Total funding costs declined to 2.54% in the third quarter of 2008, compared to 3.90% in the same quarter of 2007.  Declines in the yields on time deposits accounted for most of the decline in funding costs, falling to 3.79% in the current quarter, compared to 5.08% in the third quarter of 2007.  The cost of non-deposit borrowing fell significantly to 2.09% in the third quarter of 2008, from 5.78% in the third quarter of 2007.  The majority of the Company’s non-deposit borrowings are LIBOR-based and have benefitted materially from both declining rates and interest rate floors tied to the Company’s borrowings from the FHLB.

Non-Interest Income
Total non-interest income remained virtually unchanged during the third quarter at $4.6 million when compared to the third quarter of 2007.  Increases in service charges on deposit accounts to $3.7 million offset smaller declines in the other non-interest income categories, including mortgage banking activities. Increases in charges and fees have allowed the Company to experience better than average growth in fee income while slower activity in residential real estate in many of the Company’s markets has slowed the growth of mortgage-related revenue.

Non-Interest Expense
Total non-interest expense for the third quarter of 2008 was $14.8 million, a decrease of approximately $408,000 from the same period in 2007.  Salaries and benefits in the current quarter decreased approximately 4.4% to $7.1 million, when compared to the third quarter of 2007.  This decline is primarily attributable to a reduction in incentive pay expense of approximately $1.3 million.  Although the Company’s previously announced workforce reduction was completed during the third quarter, the impact will not begin to be realized until the fourth quarter of 2008 due to its timing during the quarter and the related severance expense.   Occupancy and equipment expense increased during the quarter to $1.9 million, an increase of 8.4% when compared to the same period in 2007.  Additional offices, primarily in South Carolina and Jacksonville, Florida, are the primary reasons for the additional occupancy expenses.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter, had 50 locations in Georgia, Alabama, northern Florida and South Carolina.

Ameris Bancorp Common Stock is quoted on the NASDAQ Global Select Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept	June	Mar.	Dec.	Sept	Sept	Sept
	2008	2008	2008	2007	2007	2008	2007

EARNINGS
Net Income	$366	$3,149	$2,966	$1,197	$3,570	$6,481	$13,967

PER COMMON SHARE DATA
Earnings per share:
Basic	0.03	0.23	0.22	0.09	0.26	0.48	1.04
Diluted	0.03	0.23	0.22	0.09	0.26	0.48	1.02
Cash Dividends per share	0.05	0.14	0.14	0.14	0.14	0.33	0.42
Book value per share (period end)	14.25	14.20	14.48	14.12	13.93	14.25	13.93
Tangible book value per share (period end)	9.92	9.84	10.11	9.72	9.51	9.92	9.51
Weighted average number of shares:
Basic	13,515,767	13,510,907	13,550,744	13,485,765	13,501,663	13,508,006	13,477,065
Diluted	13,543,612	13,563,032	13,559,761	13,573,626	13,620,069	13,555,469	13,650,217
Period-end number of shares	13,564,032	13,564,032	13,556,770	13,539,985	13,539,195	13,564,032	13,539,195
Market data:
High closing price	15.02	16.20	16.41	18.67	23.05	16.20	27.94
Low closing price	7.79	8.70	12.49	13.73	17.72	7.79	17.72
Period end closing price	14.85	8.70	16.06	16.85	18.08	14.85	18.08
Average daily volume	43,464	62,739	61,780	51,604	50,547	55,903	43,565

PERFORMANCE RATIOS
Return on average assets	0.07%	0.59%	0.56%	0.23%	0.68%	0.40%	0.92%
Return on average equity	0.78%	6.58%	6.15%	2.49%	7.56%	4.53%	10.10%
Earning asset yield (TE)	6.38%	6.64%	7.17%	7.66%	7.87%	6.73%	7.84%
Total cost of funds	2.54%	2.74%	3.30%	3.79%	3.90%	2.86%	3.85%
Net interest margin (TE)	3.87%	3.96%	3.91%	3.92%	4.03%	3.92%	4.05%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	12.50%	13.97%	12.33%	10.09%	10.87%	12.93%	11.17%
Efficiency ratio	61.98%	65.50%	67.12%	67.21%	64.08%	64.86%	62.36%

CAPITAL ADEQUACY
Equity to assets	8.56%	8.78%	9.27%	9.06%	8.96%	8.56%	8.96%
Tangible common equity to assets	6.12%	6.26%	6.66%	6.41%	6.30%	6.12%	6.30%

OTHER PERIOD-END DATA
FTE Headcount	601	651	634	620	621	601	621
Assets per FTE	$3,756	$3,369	$3,341	$3,407	$3,390	$3,756	$3,390
Branch locations	50	48	45	46	47	50	47
Deposits per branch location	$36,127	$36,893	$39,651	$38,201	$36,345	$36,127	$36,345

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept	June	Mar.	Dec.	Sept	Sept	Sept
	2008	2008	2008	2007	2007	2008	2007

INCOME STATEMENT

Interest income
Interest and fees on loans	$28,280	$28,339	$30,134	$32,999	$33,479	$86,752	$95,811
Interest on taxable securities	3,563	3,646	3,583	3,576	3,480	10,793	10,252
Interest on nontaxable securities	169	173	172	158	175	514	530
Interest on deposits in other banks	100	91	200	259	317	391	2,017
Interest on federal funds sold	0	0	0	(20)	0	0	92
Total interest income	32,112	32,249	34,089	36,972	37,451	98,450	108,702

Interest expense
Interest on deposits	11,717	12,314	14,142	15,620	15,877	38,173	46,621
Interest on other borrowings	1,218	879	1,487	2,367	2,493	3,584	6,252
Total interest expense	12,935	13,193	15,629	17,987	18,370	41,757	52,873

Net interest income	19,177	19,056	18,460	18,985	19,081	56,693	55,829

Provision for loan losses	8,220	3,720	3,200	6,914	2,964	15,140	4,407

Net interest income after provision for loan losses	10,957	15,336	15,260	12,071	16,117	41,553	51,422

Noninterest income
Service charges on deposit accounts	3,657	3,664	3,316	3,310	3,197	10,637	9,133
Mortgage banking activity	745	855	869	827	783	2,469	2,265
Other service charges, commissions and fees	120	220	278	942	203	618	1,008
Gain(loss) on sale of securities	0	0	0	(236)	(69)	0	(61)
Other non-interest income	117	574	379	(677)	477	1,070	1,414
Total noninterest income	4,639	5,313	4,842	4,166	4,591	14,794	13,759

Noninterest expense
Salaries and employee benefits	7,113	8,660	8,618	7,122	7,438	24,391	22,662
Equipment and occupancy expense	1,904	2,103	1,992	2,118	1,757	5,999	5,151
Amortization of intangible assets	293	293	293	324	324	879	973
Data Processing Fees	1,238	1,226	1,093	1,096	1,110	3,557	3,436
Other operating expenses	4,213	3,680	3,644	4,900	4,540	11,537	11,171
Total noninterest expense	14,761	15,962	15,640	15,560	15,169	46,363	43,393

Operating Profit	835	4,687	4,462	677	5,539	9,984	21,788

Provision for income taxes	469	1,538	1,496	(520)	1,969	3,503	7,821

Net Income	$366	$3,149	$2,966	$1,197	$3,570	$6,481	$13,967

Diluted earnings per share	0.03	0.23	0.22	0.09	0.26	0.48	1.02

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Sept.	June	Mar.	Dec.	Sept.
	2008	2008	2008	2007	2007

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$43,549	$47,720	$63,401	$59,804	$58,634
Federal funds sold and interest bearing balances	75,458	38,125	4,389	12,022	22,910
Securities available for sale, at fair value	287,790	293,601	297,589	291,170	301,978
Restricted equity securities, at cost	9,836	9,651	6,996	7,559	8,729

Loans, net of unearned income	1,710,109	1,678,147	1,622,437	1,614,048	1,593,014
Less allowance for loan losses	30,144	28,660	28,094	27,640	26,434
Loans, net	1,679,965	1,649,487	1,594,343	1,586,408	1,566,580

Premises and equipment, net	65,868	63,291	60,053	59,132	54,639
Intangible assets, net	3,924	4,217	4,509	4,802	5,126
Goodwill	54,813	54,813	54,675	54,813	54,675
Other assets	36,440	32,116	32,288	36,353	31,923
Total Assets	$2,257,643	$2,193,021	$2,118,243	$2,112,063	$2,105,194

Liabilities
Deposits:
Noninterest-bearing	$198,900	$200,936	$199,692	$197,345	$185,803
Interest-bearing	1,607,439	1,569,925	1,584,599	1,559,920	1,522,405
Total deposits	1,806,339	1,770,861	1,784,291	1,757,265	1,708,208
Federal funds purchased & securities sold under
agreements to repurchase	63,973	39,795	4,987	14,705	32,359
Other borrowings	138,600	133,000	74,500	90,500	116,500
Other liabilities	13,118	14,541	15,888	16,075	17,262
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269
Total liabilities	2,064,299	2,000,466	1,921,935	1,920,814	1,916,598

Stockholders' equity
Common stock	14,895	14,895	14,887	14,870	14,869
Capital surplus	83,453	83,308	82,920	82,750	82,308
Retained earnings	105,117	105,430	104,182	103,095	103,803
Accumulated other comprehensive loss	666	(291)	5,093	1,303	(1,616)
Less treasury stock	(10,787)	(10,787)	(10,774)	(10,769)	(10,768)
Total stockholders' equity	193,344	192,555	196,308	191,249	188,596
Total liabilities and stockholders' equity	$2,257,643	$2,193,021	$2,118,243	$2,112,063	$2,105,194

Other Data
Earning Assets	2,073,357	2,009,873	1,924,415	1,917,240	1,917,902
Intangible Assets	58,737	59,030	59,184	59,615	59,801
Interest Bearing Liabilities	1,852,281	1,784,989	1,706,355	1,707,394	1,713,533
Average Assets	2,192,501	2,141,940	2,115,561	2,102,579	2,069,715
Average Stockholders' Equity	186,541	192,605	193,971	191,124	187,290

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept	June	Mar.	Dec.	Sept	Sept	Sept
	2008	2008	2008	2007	2007	2008	2007

ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$28,660	$28,094	$27,640	$26,434	$25,032	$27,640	$24,863
Provision for loan loss	8,220	3,720	3,200	6,914	2,964	15,140	4,407

Charge-offs	6,946	3,800	2,945	6,465	1,807	13,691	3,921
Recoveries	210	646	199	757	245	1,055	1,086
Net charge-offs (recoveries)	6,736	3,154	2,746	5,708	1,562	12,636	2,835

Ending balance	$30,144	$28,660	$28,094	$27,640	$26,434	$30,144	$26,435

As a percentage of loans	1.76%	1.71%	1.73%	1.71%	1.66%	1.76%	1.66%
As a percentage of nonperforming loans	76.46%	89.27%	104.78%	149.66%	135.81%	76.46%	135.82%
As a percentage of nonperforming assets	69.84%	81.56%	86.34%	108.56%	120.37%	69.84%	120.37%

Net charge-off information
Charge-offs
Commercial, Financial & Agricultural	$963	$282	$390	$421	$353	$1,635	$757
Real Estate - Residential	989	902	672	1,262	433	2,563	1,007
Real Estate - Commercial & Farmland	628	49	299	621	119	976	622
Real Estate - Construction & Development	4,165	2,319	1,305	3,899	709	7,789	1,114
Consumer Installment	201	248	279	262	193	728	421
Other	0	0	0	0	0	0	0
Total charge-offs	6,946	3,800	2,945	6,465	1,807	13,691	3,921

Recoveries
Commercial, Financial & Agricultural	$83	$102	$18	$95	$41	$203	$494
Real Estate - Residential	54	90	25	14	48	169	116
Real Estate - Commercial & Farmland	(3)	68	31	159	79	96	181
Real Estate - Construction & Development	26	322	34	401	13	382	14
Consumer Installment	50	64	90	88	64	204	281
Other	0	0	1	0	0	1	0
Total recoveries	210	646	199	757	245	1,055	1,086

Net charge-offs (recoveries)	$6,736	$3,154	$2,746	$5,708	$1,562	$12,636	$2,835

Non-accrual loans	39,427	32,106	26,812	18,468	19,464	39,427	19,464
Foreclosed assets	3,734	3,032	5,727	6,993	2,497	3,734	2,497
Total non-performing assets	43,161	35,138	32,539	25,461	21,961	43,161	21,961
Non-performing assets as a percent of loans
and foreclosed assets	2.52%	2.09%	2.00%	1.57%	1.38%	2.52%	1.38%
Net charge offs as a percent of loans (Annualized)	1.58%	0.75%	0.68%	1.41%	0.39%	0.99%	0.24%

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept	June	Mar.	Dec.	Sept	Sept	Sept
	2008	2008	2008	2007	2007	2008	2007

AVERAGE BALANCES

Short term assets	$21,219	$18,236	$23,480	$21,826	$26,212	$20,978	$53,570
Investment securities	299,564	307,304	291,708	297,380	299,925	299,525	298,251
Loans	1,698,024	1,650,781	1,617,991	1,605,006	1,569,906	1,655,599	1,513,321
Total Earning Assets	2,018,807	1,976,321	1,933,179	1,924,212	1,896,043	1,976,102	1,865,142

Noninterest bearing deposits	200,357	197,662	191,860	187,908	190,315	196,626	194,131
Interest bearing deposits	607,534	607,777	612,212	596,053	575,415	609,174	567,448
Savings	55,143	54,973	54,221	55,305	58,778	54,779	61,148
CDs	929,787	903,655	890,668	886,117	870,731	908,037	870,774
Deposits	1,792,821	1,764,067	1,748,961	1,725,383	1,695,239	1,768,616	1,693,501

FHLB advances	130,849	111,922	97,162	105,570	110,056	113,311	88,237
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Other borrowings	30,713	13,815	17,490	22,298	18,878	20,673	14,467
Total non-deposit funding	203,831	168,006	156,921	170,137	171,203	176,253	144,973

Total funding	$1,996,652	$1,932,073	$1,905,882	$1,895,520	$1,866,442	$1,944,869	$1,838,474

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept	June	Mar.	Dec.	Sept	Sept	Sept
	2008	2008	2008	2007	2007	2008	2007

INTEREST INCOME/EXPENSE

Short term assets	$100	$91	$193	$239	$317	$384	$2,111
Investment securities (TE)	3,823	3,912	3,842	3,818	3,750	11,577	11,067
Loans (TE)	28,559	28,704	30,409	33,078	33,560	87,672	96,239
Total Earning Assets	32,482	32,707	34,444	37,135	37,627	99,633	109,417

Noninterest bearing deposits	-	-	-	-	-	-	-
Interest bearing deposits	2,722	2,580	3,450	4,238	4,577	8,752	13,153
Savings	121	129	118	142	154	368	481
CDs	8,874	9,605	10,575	11,379	11,146	29,054	32,987
Deposits	11,717	12,314	14,143	15,759	15,877	38,174	46,621

FHLB advances	359	302	653	1,299	1,461	1,314	3,433
Subordinated debentures	493	487	686	832	811	1,666	2,333
Other borrowings	222	90	148	236	221	460	486
Total non-deposit funding	1,074	879	1,487	2,367	2,493	3,440	6,252

Total funding	$12,791	$13,193	$15,630	$18,126	$18,370	$41,614	$52,873

Net Interest Income (TE)	$19,691	$19,514	$18,814	$19,009	$19,257	$58,019	$56,544

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept	June	Mar.	Dec.	Sept	Sept	Sept
	2008	2008	2008	2007	2007	2008	2007
YIELDS (1)

Short term assets	1.87%	2.00%	3.31%	4.34%	4.80%	2.45%	5.27%
Investment securities	5.06%	5.11%	5.30%	5.09%	4.96%	5.16%	4.96%
Loans	6.67%	6.97%	7.56%	8.18%	8.48%	7.07%	8.50%
Total Earning Assets (2)	6.38%	6.64%	7.17%	7.66%	7.87%	6.73%	7.84%

Noninterest bearing deposits
Interest bearing deposits	1.78%	1.70%	2.27%	2.82%	3.16%	1.92%	3.10%
Savings	0.87%	0.94%	0.88%	1.02%	1.04%	0.90%	1.05%
CDs	3.79%	4.26%	4.78%	5.09%	5.08%	4.27%	5.06%
Deposits	2.59%	2.80%	3.25%	3.62%	3.72%	2.88%	3.68%

FHLB advances	1.09%	1.08%	2.70%	4.88%	5.27%	1.55%	5.20%
Subordinated debentures	4.63%	4.62%	6.53%	7.81%	7.61%	5.26%	7.38%
Other borrowings	2.87%	2.61%	3.40%	4.20%	4.64%	2.97%	4.49%
Total non-deposit funding	2.09%	2.10%	3.81%	5.52%	5.78%	2.61%	5.77%

Total funding (3)	2.54%	2.74%	3.30%	3.79%	3.90%	2.86%	3.85%

Net interest spread	3.84%	3.90%	3.87%	3.86%	3.97%	3.88%	4.00%
Net interest margin	3.87%	3.96%	3.91%	3.92%	4.03%	3.92%	4.05%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on average interest bearing liabilities.